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                                                                    EXHIBIT 99.1
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                       HARRIS CORPORATION INCREASES STAKE
                      IN BROADBAND WIRELESS ACCESS MARKETS
                       WITH ACQUISITION OF WAVTRACE, INC.


BELLEVUE, Washington, August 31, 2000 - Harris Corporation (NYSE: HRS), today announced that it has completed the previously announced purchase of Wavtrace, Inc., a privately held, Bellevue, Washington-based pioneer and leading developer of broadband wireless access systems. Harris officials noted in ceremonies at the Bellevue facilities that the acquisition significantly elevates its participation in fast-growing markets for infrastructure systems that provide high-speed wireless access to the Internet and other data, voice, and video services.

"We intend to become the leading supplier of microwave products and services for network solutions worldwide," said Phillip W. Farmer, chairman and CEO of Harris. "The acquisition of Wavtrace provides us with leading technology for BWA (broadband wireless access) point-to-multipoint (PMP) products, and positions Harris to be the leader in BWA products and solutions. Wavtrace's high-frequency products are an excellent complement to our current low-frequency PMP product line and our industry-leading point-to-point microwave radio systems. We have the broadest, most robust product offering in the industry and the capability to provide our customers with complete, one-stop shopping as they build and expand their wireless communications networks."

Wavtrace is developing a broadband PMP system for millimeter wave transmissions based on TDD (time division duplexing) technology, which is ideal for transporting high-speed bursts of data traffic, such as that found on the Internet, in a spectrum-efficient manner. "TDD has gained recognition in the industry as the most appropriate technology for LMDS (local multipoint distribution system) broadband wireless access," Farmer said. Wavtrace is successfully testing its product in Europe and the U.S. and is expected to release


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a production product next spring that will incorporate adaptive TDD capabilities. The product is expected to have the fastest burst modem in the industry, enabling the delivery of multimedia services at speeds up to 180 Mbps per user, four times as fast as competing systems.

Harris purchased approximately a 20 percent interest in Wavtrace in June 1999 and has been working with the company to develop point-to-multipoint BWA systems. Pursuant to the transaction which was closed today, Harris purchased the remainder of Wavtrace for approximately $134 million.

Wavtrace employs approximately 110 people, including 80 engineers, at its Bellevue facilities. Wavtrace will become part of Harris' Microwave Communications Division, headquartered in Redwood Shores, California, and the Wavtrace product will become part of Harris' ClearBurst(TM) BWA product line.

Harris Corporation (NYSE: HRS) is an international communications equipment company providing product, system, and service solutions for wireless, broadcast, network support, and government markets. The Microwave Communications Division, one of five divisions within Harris Corporation, is the largest supplier of microwave and broadband wireless access systems in North America. The division delivers wireless solutions to telecom service providers of all types, and its product line -- the broadest in the industry -- covers frequency bands up to 42 GHz. Harris has sales and service facilities in nearly 90 countries.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Harris cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about the expected date of product releases, and the impact of the transaction on Harris' business and its microwave business are forward-looking and involve risks and uncertainties. Other factors that may impact the company's results and forward-looking statements may be disclosed in the company's filings with the SEC. Harris


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disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.


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